UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
      (Amendment No. ____ )
ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
 Name of small business issuer in its charter)
Utah
   _______________     ____________________     ____________
State or jurisdiction  (Primary Standard          (I.R.S.
of incorporation        Industrial Classification  Employer Identification
or organization         Code Number)                 No.)

935 North Industrial Park Drive Orem, Utah 84057, (801)935-1656
(Address and telephone number of principal executive offices)


935 North Industrial Park Drive Orem, Utah 84057, (801)935-1656
(Address of principal place of business or intended principal place of business)

(Name, address and telephone number of agent for service)
Approximate date of proposed sale to the public March 1, 1998
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  _____
If this form is a post-effective amendment filed pursuant to Rule 462 under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.  _____
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box _
CALCULATION OF REGISTRATION FEE
Common	$5,000,000.00		$16.67	$5,000,000.00
___________________________________Title of each      Dollar	Proposed
                     maximum	      Proposed maximum
class of securities  Amount to be offering price aggregate offering Amount of
to be registered	   registered	per unit	    price registration fee

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that a this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION - DATED __________, 1998

Information contained herein is subject to completion or amendment.
  A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
CROSS REFERENCE SHEET
Indicating the location in the Prospectus included in this
Registration Statement of the information called for by the
 Item in Part I of Form SB-
2


SUBJECT TO COMPETITION, DATED _____   1998
PROSPECTUS

ASIA CONSTRUCTION TECHNOLOGIES-USA,
INCORPORATED
(A DEVELOPMENT STAGE COMPANY)
Consisting of 300,000 Shares of Common Stock
Asia Construction Technologies-USA, Inc. (the  Company "),
 a development stage company is offering 300,000 shares of Common Stock. Prior to this offering (the Offering ") there has been no public market for the Common Stock, and there can be no assurance that such a market will develop after the completion of the Offering. See
 Underwriting " for a discussion of factors considered in determining the initial public offering price.  The  Common Stock have been approved for quotation on the American Stock Exchange market under the symbols (applied for), subject to official notice of issuance.
Immediately following the consummation of the Offering, the executive officers and directors of the Company will possess approximately 69% of the combined voting power in respect to matters submitted for the vote of all holders and, therefore, will be able to elect at least a majority of the Companys directors and control the Company.  See  Principal
 Shareholders " and  Description of Securities. "
THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF
RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE  RISK FACTORS " BEGINNING
 ON PAGE __ AND  DILUTION " BEGINNING ON
PAGE  __ .

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



Price to Public
Underwriting Discounts and Commissions

Proceeds to Company
Per Unit....................................
$16.67



Total ( )....................................
$5,000,000
$750,000
$4,250,000

(1)
(2)
A.R. JOSSELYN INC., OFFERING MANAGEMENT FIRM
The date of this Prospectus is      , 1998

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT
 OR EFFECT TRANSACTIONS WHICH STABILIZE OR
MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE
THAT WHICH MIGHT OTHERWISE PREVAIL IN THE
OPEN MARKET.  SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED
 AT ANY TIME.

The Company is not a reporting company under the Exchange Act.
 The Company has filed a Registration Statement on Form SB-2, as amended with respect to the securities offered hereby, under the
 Securities Act of 1933 with the Securities and Exchange
Commission (the
 Commission "), in Washington, D.C. This Prospectus, which is part of the Registration Statement, does not contain all of the information set
forth in such Registration Statement and the exhibits thereto.
 For further information with respect to the Company and the shares offered hereby, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington
 D.C. 20549
and at the Commissions regional offices in Salt Lake City, Utah. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W.,

Washington, D.C. 20549, at prescribed rates. Electronic registration statements made through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commissions Web site (http:/hvww.sec.gov). Statements contained in the Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.
Following the Offering, the Company will be subject to the reporting and other requirements of the Exchange Act and intends to furnish to its stockholders annual reports containing audited financial statements and may furnish interim reports as it deems appropriate.


PROSPECTUS SUMMARY
The following summary does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus or incorporated herein. Investors should also carefully consider the information set forth under the heading  Risk Factors. "  Each investor is urged to read the
Prospectus in its entirety.
The Company
General
Asia Construction Technologies-USA, Inc. ( the Company ") is a
development stage company formed in January 1998 to hold the master license of a wall construction technology from Integrated Masonry
Systems International, Inc. ( IMSI ") of Orem, Utah, United States of America, a public company, and to license said construction technology in the following countries, China, Indonesia, South
Korea, Taiwan,
Vietnam, Thailand, Japan, Philippines, North Korea, Tibet,
 Mongolia, Laos, Cambodia, Malaysia, Brunei, Singapore, and
Papau New Guniea.
The Company will receive licensing fees and royalties based
upon sales of the product from local suppliers of the building construction industries in said countries.
The Company is the master license holder of IMSIs patented
wall construction technology. IMSI is the sole owner and holder of all international distribution rights to their technology.
The Company was founded on the belief that the construction
 industry, world-wide, is constantly searching for an ideal
building material that
is easy to use, durable in all types of environments, and economical.
IMSIs innovative wall construction technology (the  Block ")
 was originally developed in the United States in response
to a growing need for
energy efficiency and economy.  This Insulated Reinforced
Masonry System ( IRMS ") uses a mortarless, dry- stacking
technique with mold-
produced concrete blocks that accept snug-fitting internal
 insulation cores, in an exclusive design guaranteeing
superior thermal efficiency,
requiring semi-skilled labor and based on indigenous raw materials.
Most construction, outside of North America, is traditionally heavy construction  requiring a significant investment of time and energy to
construct.  As of the mid-1980s there were few well thought
out heavy-weight systems on the market and the Heavy-weight industry struggled under the US Federal guidelines while trying to address the issues of high thermal resistance values and
low cost construction.
By the mid 1980s, the concept of placing insulation inside
a concrete masonry block was in use.  It was perceived as a
 step towards
achieving required thermal resistance values.  IMSIs system
 came about because of the need for an engineered, field-ready, insulated heavy-
weight construction product.  With the exclusive IMSI wall
construction block, the natural effects of thermal lag (the
process of the materials
retaining heat and cold) are augmented because of the unique design which creates an artificially extended indirect path
 from the interior to
the exterior of the wall.  IMSIs system is cost competitive, high quality, and labor friendly, in addition to meeting
 all of the practical
requirements of a superior wall construction material.
IMSI's block technology is presently in wide spread use
in North America and limited  use in numerous other
countries throughout the World.
IMSI is a public reporting entity with assets in excess
of $5 million.  IMSI derives its income mostly from corporate product sales and
royalties from joint ventures that it organizes world-wide,
 such as Asia Construction Technologies-USA.  The Individuals spearheading these
extensions of the IMSI technology are former partners of
the original company's founders who have elected to retire
from active participation in
the management of IMSI.
The Company was incorporated in Utah on January 13, 1998,
 and presently has three employees.  The Company presently
 rents space for
their executive offices which are located at 935 North
Industrial Park Drive Orem, Utah 84057 and its telephone
 number is (801)935-1656.
Master License-License Agreement
IMSI will recive 17.5% on a fully diluted basis, only
 through the private offering, plus a $2,000,000.00 fee
for the areas disclosed in the Mater
Licensing Agreement.
The Master License holder, ACT-USA will receive from the
license holder a revenue stream in two parts: a) the sale
of the sub-license at three
times the cost per the license agreement totaling the
equivalent of $6,000,000.00 U.S.; b) The license holder
 will maintain approximately 35%
margin per block system sold.  Out of that margin the Master
 License holder will receive approximately 38.4% of the
 margin.  From that
margin 52% is expected to be a pure profit margin, cash
 on cash basis less tax.
Example:
	Contractor's price	$3.60 per bock system
		  1.25 margin per block system
		    .48 per mar-minimum annual royalties
		    .23 TAC-total anticipated expense
		    .25 PPM-pure profit margin cash on cash
			basis less taxes.

This model is based on U.S. dollar equivalents anticipated
 pricing structure.  The sale of block systems in other
Asian countries will fluctuate
against the U.S. currency. The Corporation anticipates maintaining a U.S. denominated hedge-fund that will equal the amount of accounts
receiveable and cash rserves held by ACT-USA in foriegn
 currencies.
Sources and Uses of Capital


The Offering
Securities Offering......300,000 Shares of Common Stock.
 Holders of Common Stock are
entitled to one vote per share on all matters.
Plan of Distribution.....Underwritter to be named later.
Common Stock
Outstanding Before the Offering........700,000 shares
Outstanding After the Offering...........1,000,000 shares

Use of Proceeds.......................The net proceeds of
the Offering will be used to repay the
pre-start up expenses of the Company, to purchase the necessary inventory and for working capital. For a fuller discussion of use of Proceeds See Use of Proceeds. "

Risk Factors............................ Investment in
development companies involves substantial
 risk due in part to the lack of
operating histories and the
		 highly speculative nature of their businesses.
 Potential
		 investors are strongly urged to review the entire Prospectus, particularly the Risk Factors " section.
Symbol: Making application to the American Stock Exchange. Summary Financial Information
The summary financial data presented below should be read in conjunction with the financial statements and related notes thereto appearing elsewhere in this Prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operations. "




RISK FACTORS
The securities offered hereby are highly speculative in nature and involve a high degree of risk. Prior to making an investment decision, prospective investors should give careful consideration to,
 among other things, the risk factors set forth below.
This Prospectus contains forward-looking statements within the meaning of the safe harbor " provisions of the Private Securities Litigation
Reform Act of 1995. Reference is made in particular to the description of the Company's plans and objectives for future operations
assumptions underlying such plans and objectives and other
 forward-looking statements included in Prospectus Summary,
 Risk Factors, Use
of Proceeds, Management's Discussion and Analysis of
 Financial Condition and Results of Operations and Business
 in this Prospectus.
Such statements may be identified by the use of
forward-looking terminology such as  may,    will,
   expect,    believe,    estimate,
 anticipate,    continue, " or similar terms, variations
of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Factors whic

h could cause such results to differ materially from
those described in the forward-looking statements include
those set forth below.
Development Stage Company.  The Company commenced
operations on January 12,   1998 and, to date, has
not generated revenues from
its activities. Potential investors should be aware of the delays, expenses and difficulties encountered by an enterprise in this early stage, many of which may be beyond the Company's control, including but not limited to, future competitors in the field, problems relating to future regulatory compliance, marketing problems in China and that costs and expenses may exceed current estimates. There can be no
assurance that the Company will be able to successfully implement its business strategies in a timely manner or operate on a profitable basis.  Failure to do so may negatively impact the
 Company's ability to operate.
Uncertainty of Demand; limited Number of Customers
 Currently Using the Product; and Need for Market
Acceptance.  The Company believes
that the wall construction  product they are offering
 is superior to other building block presently available, however, the Company's product has not yet achieved widespread commercial acceptance.
  While IMSI's wall construction technology is currently in use in China and in other countries there can be no assurance that large scale market demand will develop. As is typically the case with a development stage company, demand and market acceptance for newly introduced products is subject to a high level of uncertainty. While the Company is
confident that there is a large and growing demand
 for the blocks there is no assurance that the Company's efforts will result in successful product commercialization. Failure to successfully market the blocks may materially adversely affect the Company's ability to compete effectively in the Chinese construction market.
Substantial Cost to Potential Customers the Company's
Product.  The Company's ability to market the blocks
 successfully will depend on
the willingness of potential customers to incur the substantial cost involved in using the product, which in turn will depend on the Company convincing potential customers of the product's benefits.
 The IRMS materials are not cheap, but are inexpensive when compared to other building materials. While the Company believes that the full economic value IRMS Materials emerges not from the base price, but from the overall low cost of speedy and unskilled construction, and the subsequent low maintenance required, there is no guarantee that potential users of the materials will agree with the Company's reasoning and purchase more IRMS materials for construction. Failure to convince potential customers of the benefits of the materials versus the short-term cost may adversely affect the Company's ability to compete successfully in the construction market.
Limited Marketing Capabilities. The Company's operating results will depend to a large extent on its ability to successfully market the IRMS materials. While the Company currently has some marketing capabilities in place they will need to hire additional sales and marketing personnel in the future. While the Company believes they will be able to successfully market the IRMS materials there can be no assurance that any marketing efforts undertaken by the Company will be successful or will result in any significant sales volume. See Business-
Marketing and Distribution Strategy. "
Possible Need for Additional Financing.  Although the
 Company believes that the net proceeds from this offering, together with funds expected to be generated from operations, will be sufficient to finance the Company's working capital requirements for at least 12 months following the completion of this offering, there can be no assurance that the Company will generate sufficient revenues to fund its operations after such period.  The Company does not anticipate,
 but may be required to seek additional financing during such 12 month period in the event of delays, cost overruns or unanticipated expenses associated with a company in such an early stage of development. The Company has no commitments from others to provide additional financing, if required, and there can be no assurance that any additional financing will be available if needed or, if available, will be on terms acceptable to the Company. In the event such necessary financing is not obtained, the
Company will be materially adversely affected and

will have to cease or substantially reduce operations.
  See Use of Proceeds, " and Management's Discussion and Analysis of Financial
Condition and Results of Operations. "
Dependence on Key Personnel. The Company's success depends upon the continued contributions of executive officers, sales and marketing personnel and technical personnel, particularly
 Wynn Westmoreland, Wayne Johnson and Dale Christensen.
 While it plans to
obtain key-man " insurance policies on the above mentioned individuals it has not presently done so. The Loss of any of the above listed individuals could have a materially adverse affect on the Company's ability to successfully operate. In addition, competition for qualified personnel is intense and there can be no assurance that the Company will be able to retain existing personnel or attract additional qualified personnel in the future. Failure to do so could materially adversely affect the operations of the Company.
Lack of Proprietary Protection. IMSI does have patents relating to their IRMS technology. It has also filed patent applications covering
various aspects of the system. Although the Company believes that IMSI has taken some steps to protect the IRMS technology and processes there is no guarantee that such patents and trademarks will be sufficient to protect their product or that any future patents, etc. will
be granted to the IMSI. The Company does not believe that IMSI's products infringe upon the proprietary rights of others. However, it is possible that others may have been or will be granted patents claiming products or processes that are necessary for the Company's successful operation. In such an event legal actions could be brought against IMSI claiming infringement.
  In the event that IMSI is
unsuccessful against such a claim, the Company may be required to obtain licenses to such patents or to other patents or proprietary
technology in order to develop, manufacture or market the IRMS materials.

There can be no assurance that the Company will be able
 to obtain such licenses on commercially reasonable terms, if at all. In any case, there is no assurance that IMSI's technology will remain a secret or that others will not develop similar technology and use such technology to compete with the Company. See Business-Property
Rights and Intellectual Property. "
There is also no guarantee that any patents applied for will be granted on any future products or that the Company's or its licensers' patents and proprietary rights will not be challenged or circumvented or will provide the Company with any meaningful competitive advantages or that
any future patent applications will be issued.
Furthermore, there can be no assurance that others
 will not independently develop similar
products or will not design around any patents that might be issued to the Company or its licensers.
 Failure to obtain any future patents that may be needed may materially adversely affect the
 Company's ability to compete effectively.
Competition. Competitors include manufacturers of
 red brick, conventional cement/cinder blocks and all other forms of construction. The
Construction Industry is noted for slow and gradual change in materials, methods and technologies. The testing of new materials usually requires a minimum of 5-6 years in addition to getting building trade workers to shed long-term habits and become comfortable with new ways of doing things. The Company may compete for market share with companies that are larger and better financed than the Company. It is also possible that other companies may be developing construction materials and technologies comparable to IMSI's. There can be no assurance that either existing or new competitors will not develop technologies that are superior to or more cost-effective than or that
otherwise achieve greater market acceptance.  There
 is also no assurance that the Company will be able to compete successfully against existing competitors or future entrants into the market. See Business

? Competition. "

Broad Discretion as to Use of Proceeds.  Approximately
$4,250,000 of the net proceeds of this offering has been allocated to general corporate purposes, and will be used for such specific purposes as management may determine in its sole discretion.  Accordingly,
management will have broad discretion with respect to the expenditure of a significant portion of the net proceeds of this offering. Thus, purchasers of the Common Stock will be entrusting their funds to the Company's management, upon whose judgment they must depend, with only limited information concerning management's specific intentions. See Use of Proceeds. "
Need for Joint Venture Partners and Licensing
Agreements and Dependence on Local Manufactures.
The Company will license the rights to
produce and sell the IMSI construction technology to local construction material manufacturers in the various countries. The Company will
have to locate and contract with said manufacturers and there is no guarantee that such manufacturers will agree to the Company's terms or that any terms agreed to will be favorable enough to enable the Company to function successfully. Failure to locate and contract manufactures could have a materially adverse affect on the Company's ability to operate.
Control by Insiders. Upon completion of this offering, the executive officers and directors of the Company will beneficially own shares of the
Company's stock representing approximately 69% of the
 total voting power of the Company and will be able to elect all the Company's directors and thereby direct the policies of the Company.
 See  Principal Stockholders. "
Substantial Dilution. Purchasers of the Common Stock offered hereby will incur immediate and substantial dilution of approximately $11.67 of the per share net tangible book value of the Common
Stock. See  Dilution. "
Arbitrary Determination of Offering Price; Absence of Public Market and Possible Volatility of Stock Price.
  The initial public offering price of
the Common Stock has been
arbitrarily determined by the Company and the Representative and do not necessarily bear any relationship to the Company's assets, net worth or other established criteria of value.
The offering price of the Common Stock should not be used to imply or predict any increase in the market price. See Underwriting. "
 No public market for the Common Stock has existed prior to this Offering. No assurance can be given that an active trading market in the Company's securities will develop after completion of the Offering or, if developed, that it will be sustained. No assurance can be given that the market price of the Company's securities will not fall below the initial public offering price.
The Company believes factors such as quarterly fluctuations
 in financial results, changes in business procedures, announcements of technological innovations or new products and services, product and service enhancements by the Company, its suppliers or its competitors, changes in financial estimates by securities analysts and other events may cause the market price of the
 Company's securities to fluctuate,
perhaps substantially.  These fluctuations, as well
 as general economic conditions, such as recessions or high interest rates, may adversely affect the market price of the securities.
Compliance with Environmental Laws.  Because the IMSI
 block construction technology is environmentally friendly the Company believes that it is in complete compliance with all existing environmental laws and regulations in the above mentioned countries. However, there can be no guarantee of compliance with any future environmental regulations that may be enacted in said countries or that the cost of compliance will not be prohibitively expensive to the Company.
Any failure to comply with future environmental regulations that may be enacted could have an adverse material affect on the Company's operations.


DILUTION
Dilution represents the difference between the initial
 public offering price per share paid by the
purchasers in the Offering and the net tangible
book value per share immediately after completion
of the Offering.  Pro forma net tangible book
value per share represents the net tangible
assets of the Company (total assets less total
liabilities and intangible assets), divided by
the number of shares of Common Stock
outstanding upon the closing of the Offering.
Assumed public offering price per share.......$11.67
Pro forma net tangible book value
              per share before offering.......$ 0.00
Increase per share attributed
 to new investors..............................$ 5.00

Pro forma net tangible book
value per share after Offering......................$ 5.00

Dilution per share to new investors...........$11.67






USE OF PROCEEDS

The foregoing represents the Company's best estimate of its allocation of the net proceeds of the offering during the next 12 months. This estimate is based upon the current status of its business operations, its current plans, and current economic and industry conditions.
  Future events, including changes in economic or competitive conditions or the Company's business and the results of the Company's activities may make shifts in the allocation of funds necessary or desirable. The amounts actually expended for each purpose set forth in "Use of Proceeds," other than repayments of the pre-startup expenses may vary significantly in the event any of these assumptions prove inaccurate. The Company reserves the right to change its use of proceeds as unanticipated events or opportunities may cause the Company to redirect its priorities and reallocate the proceeds accordingly.

The net proceeds to the Company from the sale of the 300,000 shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and other expenses of the Offering, are estimated to be approximately $4,250,000. The Company expects the net proceeds to be utilized approximately as follows:

	Application  		Approximate Amount
		    	    of Net Proceeds

Repayment of Pre-Startup Expenses (1)...............$   250,000
Offering Management Consulting Fee (2)..............$   250,000
Acquisition of Master License from IMSI (3)......... $1,000,000
Purchase of Molds (4)...............................$   175,000
Purchase of Initial Inventory (5)...................$   250,000
Start-up Expenses (6)...............................$   225,000
Working Capital (7)..................................$2,850,000
_______________________________________________________________
Total................................................$5,000,000

(1) Represents pre-start up expenses loaned to the Company by Management
 & Marketing Solutions to fund development of the Company. (This amount was forwarded to cover expenses as a loan to the Company and was at zero interest rate.) Also represents other start-up expenditures by Integrated Masonry Systems, Inc. ("IMSI") and other minor fees.

(2) This represents the amount paid to A.R. Josselyn Private Capital Corporation for management consulting fees and managing the Offering.

(3) Represents the amount to be paid to IMSI for the rights to the Master License of the construction technology. This amount is to be paid to IMSI in three installments as follows:

(4) The amount necessary to purchase the block molds for use by the construction manufacturers.

(5) Represents amount to be spent for purchasing the initial inventory of block materials needed to begin initial construction projects in China.

(6) Represents amount necessary to commence operations of the Company (i.e., office rental, travel expenses, etc.).

The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Offering during the next approximately 12 months.
  This estimate is based on certain assumptions such as estimates of operating expenses and purchase prices of inventory, etc. The amount actually expended for each purpose may vary significantly in the event that these assumptions prove inaccurate. The Company reserves the right to change its use of proceeds as unanticipated events may cause the Company to redirect its priorities and reallocate the proceeds accordingly.


DIVIDEND POLICY

The Company has no current plans to pay dividends on its Common Stock and intends to retain earnings, if any, for working capital purposes. Any future determination as to the payment of dividends on the Common Stock will depend upon the results of operations, capital requirements and financial condition of the Company and other factors deemed relevant by the Company's Board of Directors.


CAPITALIZATION

The following table sets forth the capitalization of the Company. This table should be read in conjunction with the Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus.

This Company is at the seed capital level where all of the $4,250,000 is invested as seed capital.


	MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements of the Company and related notes thereto appearing elsewhere in this Prospectus, and is qualified in its entirety by the same and by other more detailed financial information appearing elsewhere in this Prospectus.

The Company

General

Asian Construction Technologies--USA, Inc. ("the Company") is a development stage company formed in January 1998 to hold the master license of a wall construction technology from Integrated Masonry Systems International, Inc. ("IMSI") of Orem, Utah, United States of America, a public company, and to license said construction technology in the following countries, China, Indonesia, South Korea, Taiwan, Vietnam, Thailand, Japan, Nepal, India, Brunei, and Pakistan. The Company will receive licensing fees and royalties based upon sales of the product from local suppliers of the building construction industries in said countries.

The Company is the master license holder of IMSI's patented wall construction technology. IMSI is the sole owner and holder of all international distribution rights to their technology.

The Company was founded on the belief that the construction industry, world-wide, is constantly searching for an ideal building material that is easy to use, durable in all types of environments, and economical.

IMSI's innovative wall construction technology (the "Block") was originally developed in the United States in response to a growing need for energy efficiency and economy. This Insulated Reinforced Masonry System ("IRMS") uses a mortarless, dry- stacking technique with mold-produced concrete blocks that accept snug-fitting internal insulation cores, in an exclusive design guaranteeing superior thermal efficiency, requiring no skilled labor and based entirely on indigenous raw materials.

Most construction, outside of North America, is traditionally heavy construction requiring a significant investment of time and energy to construct. As of the mid-1980's there were few well though out heavy-weight systems on the market and the Heavy-weight industry struggled under the US Federal guidelines while trying to address the issues of high thermal resistance values and low cost construction.

By the mid 1980's, the concept of placing insulation inside a concrete masonry block was in use. It was perceived as a step towards achieving required thermal resistance values. IMSI's system came about because of the need for an engineered, field-ready, insulated heavy-weight construction product. With the exclusive IMSI wall construction block, the natural effects of thermal lag (the process of the materials retaining heat and cold) are augmented because of the unique design which creates an artificially extended indirect path from the interior to the exterior of the wall. IMSI's system is cost competitive, high quality, and labor friendly, in addition to meeting all of the practical requirements of a superior wall construction material.

IMSI's block technology is presently in wide spread use in North America and limited use in numerous other countries throughout the World. IMSI is a public reporting entity with assets in excess of $5 million. IMSI derives its income mostly from corporate product sales and royalties from joint ventures that it organizes world-wide, such as Asian Construction Technologies--USA. The Individuals spearheading these extensions of the IMSI technology are former partners of the original company's founders who have elected to retire from active participation in the management of IMSI.

The Company was incorporated in Utah on January 12, 1998, and presently has three employees. The Company presently rents space for their executive offices which are located at 935 North Industrial Park Drive Orem, Utah 84057 and its telephone number is (801)935-1656.

Legal Proceedings

The Company is not party to any existing legal proceedings at this time.
  In the future the Company may become party to routine litigation that is incidental to the business.

Market for Common Equity and Related Stockholder Matters

No public market for the Common Stock has existed prior to this Offering., and no assurance can be given that an active trading market in the Company's securities will develop after completion of the Offering or, if developed, that it will be sustained. No assurance can be given that the market price of the Company's securities will not fall below the initial public offering price. See "Risk Factors--Absence of Public Market."

Description of Securities

The Company is offering 300,000 shares of Common Stock.  Holders of
 Common Stock are entitled to one vote per share held on all matters.
  There are no other rights, material or otherwise, pertaining to the holders of the Common Stock.

Plan of Operations

The Company believes that with the proceeds from this offering that they will be able to satisfy all cash requirements from operations during the next 12 months. However, while the Company does not anticipate needing additional funds, there can be no assurance that additional funds will not be necessary. See "Risk Factors--Need for Additional Funding."

Overview of Development Activities

The Company's operation during the development stage have focused on the marketing of the product and the development of relationships with construction material manufacturers in the various countries listed above. While the Company believes that they are making solid contacts that will prove useful in the future into each country's construction field there are presently no contracts in place with any particular manufacturer.

Since its incorporation in January 1998, no revenues have been received from subscribers to date. The Company intends to begin marketing the IMSI construction technology blocks as soon as the Offering is complete.

Liquidity and Capital Resources

Over the long term, the Company expect to continue to expend substantial funds to continue its developmental efforts. The Company has experienced negative cash flow since its inception and has not generated revenues to date to cover its operating expenses or to finance further development efforts. Although the Company expects to begin to generate revenues during the first quarter of 1998, their can be no guarantee that the Company will not have to seek additional financing to fund the Company's long term operations. See "Risk Factors--Possible Need for Additional
Financing."

Employees

The Company presently has three full-time employees. The Company plans on hiring more sales and operations personnel in the future as needed and it is anticipated that the number of employees may change significantly in the near future.. See "Risk Factors-Dependence on Key Personnel."

Management

Executive Officers, Directors and Significant Employees

The following table sets forth the names, ages and positions of the executive officers, directors and significant employees of the Company.

Name		Age			Position
_____________	____	_____________________________________
Wynn L. Westmoreland 49	Chairman of the Board & Chief Executive Officer
Dale Christensen			President
Wayne D. Johnson	55		Executive Vice President

Wynn Westmoreland has been active in the operational development of the Company's umbrella company IMSI since 1986 and has worked with international development projects and consulted with start-up companies since 1979. He is a graduate of the Harvard College.

Dale Christensen

Wayne Johnson

Executive Compensation

The following table sets forth a summary of the compensation to be paid by the Company to its executive officers:

Name of Principal Position		Annual Compensation

Wynn Westmoreland,Chairman of the Board & CEO......$42,000
Dale Christensen, President........................$72,000
Wayne Johnson, Executive Vice President............$36,000

Director's Compensation

Board members will receive $350 per day for attending board meetings and will be reimbursed for all reasonable expenses incurred by them in connection with serving as directors of the Company.

Employment Agreements

The Company does not presently have any employment contracts agreements in place with any management personnel or employees.



PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 31, 1997
 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the
Company's directors and nominees; and (iii) all executive officers and directors of the Company as a group:

			Amount & Nature of
		Beneficial Ownership
		Immediately Before
Name		          _______	Opening

Integrated Masonry Systems, Inc.  (founding shareholder)....7.5 %

A.R. Josselyn Private Capital Corp. (founding shareholder)..7.75%

Calvin W. Harper (founding shareholder).....................1.0%

Patronius Industries, L.C. (founding shareholder).......... 4.5%

Capital Invesments International, Corp. (founding shareholder).4.5%

Management Marketing Solutions, Ltd. (founding shareholder)....4.5%

Dale H Christensen (founding shareholder)......................2.0%

Ethan Equities (founding shareholder)..........................2.0%

ACT Group, Inc. (founding shareholder).........................8.0%

Tayland Corporation founding shareholder).....................4.0%

Global Strateges (founding shareholder).......................4.0%

San Pitch Investments, Inc. (founding shareholder)..............4.0%

Integrated Investments (founding shareholder)...................2.5%

South West Insulated Systems (founding shareholder).............1.5%

Carl Oliver (founding shareholder)..............................1.0%

Daniel S. Brown (founding shareholder)  .......................0.25%


SELLING SECURITY HOLDERS

None.

PLAN OF DISTRIBUTION

Underwriter and syndication selling group to be named later.



DESCRIPTION OF SECURITIES

The Company's authorized capital consists of 1,000,000 shares of Common Stock, .01 par value.

Common Stock

The holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. The holders of common stock may cumulate their votes in the election of directors upon giving notice as required by law. Shareholders have no preemptive rights. All outstanding shares are, and all shares to be sold and issued in the Offering will be, fully paid, non-assessable and legally issued. The Board of Directors is authorized to issue additional shares of common stock within the limits authorized by the Company's charter and without shareholder action. Reference is made to the
Company's Articles of Incorporation and By-Laws, as well as to the applicable provisions of the Utah General Corporation Law, for a more detailed description of the rights and liabilities of shareholders.

Holders of the Common Stock are entitled to receive such dividends based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor.

Determination of Offering Price

Prior to this Offering there has been no public market for the Company's Common Stock. The determination of the offering price per share has been done arbitrarily. See "Risk Factors--Arbitrary Determination of Offering Price."

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Company's Shares is
  Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas Texas 75248, Ph. (214)248-1922; fax (214)248-4797.


UNDERWRITING

Underwriter to be named later.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Daniel Brown, attorney at Law, California and acting secretary/treasurer of the Company.


EXPERTS
The financial statements included in this prospectus and in the Registration Statement have been audited by Pritchett, Siler & Hardy, P.C. as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


ADDITIONAL INFORMATION

The Company is not a reporting company under the Exchange Act. The Company has filed a Registration Statement on Form SB-2, as amended with respect to the securities offered hereby, under the Securities Act of 1933 with the
Securities and Exchange Commission (the "Commission"), in Washington, D.C.
 This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to the Company and the shares offered hereby, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024,
 Washington D.C. 20549 and at the Commission's regional offices in Salt Lake City, Utah. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W.,

Following the Offering, the Company will be subject to the reporting and other requirements of the Exchange Act and intends to furnish to its stockholders annual reports containing audited financial statements and may furnish interim reports as it deems appropriate.


INDEX TO FINANCIAL STATEMENTS
	Page
	Number
Report of Independent Auditors.....................

Balance Sheets as of January 13, 1998..............

Notes to Financial Statements......................

UNDERTAKINGS

The Company is registering securities under Rule 415 of the Securities Act and undertakes to do the following:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i.) Include any prospectus required by section 10(a)(3) of the Securities Act:

(ii.) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii.) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Request for acceleration of effective date.

Insofar as indemnification for liabilities arising under the
 Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business
 issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless
 in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the town of XXXXX in the state of XXXX on the 4th day of February, 1998.

Asia Construction Technologies--China, Inc.
	  (Registrant)

		By:   /s/ Wynn L. Westmoreland

			President and Chief
			Executive Officer


No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation, or sale made here under shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.



____________________________________________________________________

        ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
                  [A Development Stage Company]

                      FINANCIAL STATEMENTS

                        JANUARY 13, 1998

























                 PRITCHETT, SILER & HARDY, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS

        ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
                  [A Development Stage Company]




                            CONTENTS

                                                          PAGE

        _  Independent Auditors' Report                      1


        _  Balance Sheet, January 13, 1998                   2


        _  Statement of Operations, from inception
             on January 12, 1998 through January 13, 1998    3


        _  Statement of Stockholders' Equity, from
             inception on January 12, 1998 through
             January 13, 1998                                4


        _  Statement of Cash Flows, from inception
             on January 12, 1998 through January 13, 1998    5


        _  Notes to Financial Statements                 6 - 7

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
Provo, Utah

We have audited the accompanying balance sheet of Asia Construction Technologies-USA, Incorporated [a development stage company] at January 13, 1998, and the related statements of operations, stockholders' equity and cash flows from inception on January 12, 1998 through January 13, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Asia Construction Technologies-USA, Incorporated as of January 13, 1998, and the results of its operations and its cash flows for the period from inception through January 13, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 5 to the financial statements, the Company was only recently formed, is under-capitalized and has not yet established profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Pritchett, Siler & Hardy, P.C.

January 20, 1998
Salt Lake City, Utah 84111

        ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
                  [A Development Stage Company]

                          BALANCE SHEET



                             ASSETS


                                                      January 13,
                                                          1998
                                                    _____________
CURRENT ASSETS:
  Cash in bank                                          $     100
                                                      ___________

ORGANIZATION COSTS, net                                       300
                                                      ___________
                                                        $     400
                                                      ___________


              LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                      $     300
                                                      ___________
        Total Current Liabilities                             300
                                                      ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value,
        1,000,000 shares authorized,
        no shares issued and outstanding                        -
  Common stock, $.01 par value,
   10,000,000 shares authorized,
   1,000,000 shares issued and
   outstanding                                            10,000
  Capital in excess of par value                         (9,900)
  Deficit accumulated during the
    development stage                                           -
                                                      ___________
        Total Stockholders' Equity                            100
                                                      ___________
                                                        $     400
                                                      ___________




  The accompanying notes are an integral part of this financial statement.

        ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
                  [A Development Stage Company]


                     STATEMENT OF OPERATIONS



                                             From Inception
                                             on January 12,
                                              1998 Through
                                            January 13, 1998
                                           _________________

REVENUE                                          $      -


EXPENSES:
  General and Administrative                            -
                                             _____________

LOSS BEFORE INCOME TAXES                                -

CURRENT TAX EXPENSE                                     -

DEFERRED TAX EXPENSE                                    -
                                             _____________

NET LOSS                                           $   -
                                             _____________

LOSS PER COMMON SHARE                            $    (.00)
                                             _____________

















  The accompanying notes are an integral part of this financial statement.

        ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
                  [A Development Stage Company]

                STATEMENT OF STOCKHOLDERS' EQUITY

         FROM THE DATE OF INCEPTION ON JANUARY 12, 1998

                    THROUGH JANUARY 13, 1998

                                                              Deficit
                                                              Accumulated
                 Preferred Stock   Common Stock  Capital in   During the
              __________________   ____________  Excess of    Development
                  Shares  Amount  Shares  Amount Par Value    Stage
              __________  ______  ______  _____  __________   ___________
BALANCE,
January 12, 1998       - $    -        -   $  -    $   -     $    -

Issuance of
 1,000,000
 shares
  common stock
 for cash,
  January
 12, 1998 at
 $.0001
  per share            -      - 1,000,000  10,000  (9,900)    $   -

Net loss for
 the period
 ended
 January 13,
 1998                  -      -        -      -       -           -
              ______________________________________________________
BALANCE,
 January 13,
 1998                  - $    -  1,000,000  $10,000  $(9,900)  $  -
              _______________________________________________________
































  The accompanying notes are an integral part of this financial statement.

        ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
                  [A Development Stage Company]

                     STATEMENT OF CASH FLOWS

                                               From Inception
                                               on January 12,
                                                1998 Through
                                              January 13, 1998
                                          __________________
Cash Flows to Operating Activities:
  Net loss                                               $  -
  Adjustments to reconcile net
    loss  to net cash used by
    operating activities:
     Depreciation and amortization                       -
     Change in assets and liabilities:
       Accounts payable                                  -
       Accounts receivable                               -
                                            ________________
        Net Cash Flows to Operating Activities           -
                                            ________________
Cash Flows to Investing Activities:
  Payment of organization costs                          -
                                            ________________
        Net Cash to Investing Activities                 -
                                            ________________
Cash Flows from Financing Activities:
  Proceeds from common stock issuance                  100
                                            ________________
        Net Cash from Financing
          Activities                                   100
                                            ________________
Net Increase in Cash                                   100

Cash at Beginning of Period                              -
                                            ________________
Cash at End of Period                             $    100
                                            ________________

Supplemental Disclosures of Cash Flow information:
  Cash paid during the period for:
    Interest                                      $      -
    Income taxes                                  $      -

Supplemental schedule of Noncash Investing and Financing
Activities:
  For the period ended January 13, 1998:
     The Company increased its accounts payables by $300 for accrued organization costs (an investing activity).







  The accompanying notes are an integral part of this financial statement.

        ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Utah on January 12, 1998. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is presently an inactive corporation pursuing a suitable business opportunity. Any transaction with an operating company will likely be structured as a reverse acquisition in which a controlling interest in the Company will be acquired by the successor operation. In such a transaction, the shareholders of the Company will likely own a minority interest in the combined company after the acquisition, and present management of the company will likely resign and be replaced by the principals of the operating company. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Organization Costs - The Company is amortizing its organization costs, which reflect amounts expended to organize the Company, over sixty [60] months using the straight line method.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented.

  Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

NOTE 2 - CAPITAL STOCK

  Common  Stock  -  During January, 1998, in  connection  with  its
  organization,  the  Company  issued  1,000,000  shares  of   its
  previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $100 (or $.0001 per share).

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock $.01 par value, with such rights, preferences and designations and to be issued in such series as determined by the board of Directors. No shares are issued and outstanding at January 13, 1998.

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At January 13, 1998 there were no material deferred tax assets or liabilities, current or deferred tax expense, or net operating loss carryforwards.

        ASIA CONSTRUCTION TECHNOLOGIES-USA, INCORPORATED
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management   Compensation  -  The  Company  has  not   paid   any
  compensation to its officers and directors as of January 13, 1998.

  Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed, at no expense to the Company.

NOTE 5 - GOING CONCERN

        The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, is under-capitalized and has not yet established profitable operations. This raises substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is seeking potential business opportunities and is proposing to raise additional funds through loans and /or through additional sales of its common stock which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


NOTE 6 - SUBSEQUENT EVENTS

  The Company is currently seeking and negotiating potential business opportunities.